FOR IMMEDIATE RELEASE

Prologis Reports Fourth Quarter and Full Year 2021 Earnings Results

SAN FRANCISCO (January 19, 2022) – Prologis, Inc. (NYSE: PLD), the global leader in logistics real estate, today reported results for the fourth quarter of 2021.

Net earnings per diluted share was $1.67 for the quarter and $3.94 for the year compared with $0.38 and $2.01 for the same periods in 2020. Core funds from operations (Core FFO)* per diluted share was $1.12 for the quarter and $4.15 for the year compared with $0.95 and $3.80 for the same periods in 2020. Core FFO for full-year 2021 and 2020 included net promote income per diluted share of $0.06 and $0.22, respectively.

“Demand for our 1 billion square foot global portfolio shows no signs of slowing and we are positioned ideally to meet our customers’ most critical real estate needs,” said Hamid R. Moghadam, co-founder and CEO, Prologis. “In tandem, we remain focused on key customer-centric initiatives around energy, technology, labor, data and other aspects of our growing Essentials business.”

OPERATING PERFORMANCE

Owned & Managed	4Q21	Notes
Average Occupancy	97.4%	Up 80bps from Q3 2021, 98.2% leased as of December 31, 2021
Leases Commenced	55.1MSF	44.3MSF operating portfolio and 10.8MSF development portfolio
Retention	75.8%

Prologis Share	4Q21	Notes
Net Effective Rent Change	33.0%	Up 510bps sequentially
Cash Rent Change	19.6%
Cash Same Store NOI*	7.5%	U.S. at 8.1%; Intl. at 5.3%

DEPLOYMENT ACTIVITY

Prologis Share	4Q21	FY2021
Building Acquisitions	$329M	$901M
Weighted avg stabilized cap rate	4.3%	4.6%
Development Stabilizations	$1,050M	$2,501M
Estimated weighted avg yield	6.4%	6.1%
Estimated weighted avg margin	68.2%	53.0%
Estimated value creation	$716M	$1,326M
% Build-to-suit	43.9%	41.8%
Development Starts	$992M	$3,625M
Estimated weighted avg yield	5.3%	5.6%
Estimated weighted avg margin	29.4%	31.7%
Estimated value creation	$291M	$1,149M
% Build-to-suit	39.0%	46.5%
Total Dispositions and Contributions	$1,740M	$4,246M
Weighted avg stabilized cap rate (excluding land and other real estate)	4.1%	4.3%

BALANCE SHEET & LIQUIDITY

During the fourth quarter, Prologis and its co-investment ventures issued $2.9 billion of debt during the fourth quarter at a weighted average interest rate of 1.1 percent, and issued $11.5 billion of debt for the full year at a weighted average interest rate of 1.3 percent, including $906 million in green bonds. The company maintained its leading liquidity position with approximately $5.0 billion in cash and availability on its credit facilities at year-end.

As of December 31, 2021, debt as a percentage of total market capitalization was 13.5 percent and the company’s weighted average interest rate on its share of total debt was 1.7 percent with a weighted average term of 10.0 years. The combined investment capacity of Prologis and its open-ended ventures, at levels in line with their current ratings, is approximately $15.5 billion.

GLOBAL 100

Prologis is the #1 real estate investment trust (REIT) on the newly released 2022 Global 100 Most Sustainable Corporations in the World list. This is the company’s thirteenth appearance on the list, which is widely considered one of the most reputable sustainability rankings. Corporate Knights, a specialized media company and investment research firm, ranks publicly traded global companies on a broad scope of metrics related to environmental stewardship, social responsibility and governance (ESG).

2022 GUIDANCE

“While 2021 was a year of many records, most of the benefit from the current environment will be realized in the future,” said Thomas S. Olinger, chief financial officer, Prologis. “Our high-quality growth profile is driven by our lease mark-to-market, profitable Strategic Capital business, development build-out potential and leverage capacity, all of which provide a clear, tangible runway for sector-leading growth for many years to come.”

2022 GUIDANCE

Earnings (per diluted share)

Net Earnings	$4.40 to $4.55
Core FFO*	$5.00 to $5.10
Core FFO, excluding net promote income*	$4.45 to $4.55

Operations

Average occupancy	96.5% to 97.5%
Cash Same Store NOI* - PLD share	6.0% to 7.0%

Strategic Capital (in millions)

Strategic capital revenue, excl promote revenue	$540 to $560
Net promote income	$420

G&A (in millions)

General & administrative expenses	$300 to $315

Capital Deployment – Prologis Share (in millions)               Prologis Share                                Owned and Managed

Development stabilizations	$2,300 to $2,600	$2,900 to $3,200
Development starts	$4,500 to $5,000	$5,000 to $5,500
Building acquisitions	$700 to $1,200	$1,500 to $2,500
Building contributions	$1,600 to $1,900	$2,200 to $2,600
Building and land dispositions	$1,500 to $1,800	$1,700 to $2,000
Net sources/(uses)	$(2,100) to $(2,500)	$(2,600) to $(3,400)
Realized development gains	$700 to $800

*	This is a non-GAAP financial measure. See the Notes and Definitions in our supplemental information for further explanation and a reconciliation to the most directly comparable GAAP measure.

The earnings guidance described above includes potential gains recognized from real estate transactions but excludes any future or potential foreign currency or derivative gains or losses as our guidance assumes constant foreign currency rates. In reconciling from net earnings to Core FFO*, Prologis makes certain adjustments, including but not limited to real estate depreciation and amortization expense, gains (losses) recognized from real estate transactions and early extinguishment of debt, impairment charges, deferred taxes and unrealized gains or losses on foreign currency or derivative activity. The difference between the company's Core FFO* and net earnings guidance for 2022 relates predominantly to these items. Please refer to our fourth quarter Supplemental Information, which is available on our Investor Relations website at https://ir.prologis.com and on the SEC’s website at www.sec.gov for a definition of Core FFO* and other non-GAAP measures used by Prologis, along with reconciliations of these items to the closest GAAP measure for our results and guidance.

January 19, 2022, CALL DETAILS
The call will take place on Wednesday, January 19, 2022, at 9:00 a.m. PT/12:00 p.m. ET. To access a live broadcast of the call, please dial +1 (888) 330-2502 (toll-free from the United States and Canada) or +1 (240) 789-2713 (from all other countries) and enter conference code 7126328. A live webcast can be accessed from the Investor Relations section of www.prologis.com.

A telephonic replay will be available January 19 – February 02 at +1 (800) 770-2030 (from the United States and Canada) or +1 (647) 362-9199 (from all other countries) using conference code 7126328. The webcast replay will be posted in the Investor Relations section of www.prologis.com under "Events & Presentations".

ABOUT PROLOGIS
Prologis, Inc. is the global leader in logistics real estate with a focus on high-barrier, high-growth markets. As of December 31, 2021, the company owned or had investments in, on a wholly owned basis or through co-investment ventures, properties and development projects expected to total approximately 1.0 billion square feet (93 million square meters) in 19 countries. Prologis leases modern logistics facilities to a diverse base of approximately 5,800 customers principally across two major categories: business-to-business and retail/online fulfillment.

FORWARD-LOOKING STATEMENTS

The statements in this document that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate as well as management's beliefs and assumptions. Such statements involve uncertainties that could significantly impact our financial results. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," and "estimates," including variations of such words and similar expressions, are intended to identify such forward-looking statements, which generally are not historical in nature. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to rent and occupancy growth, development activity, contribution and disposition activity, general conditions in the geographic areas where we operate, our debt, capital structure and financial position, our ability to form new co-investment ventures and the availability of capital in existing or new co-investment ventures — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and, therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, international, regional and local economic and political climates; (ii) changes in global financial markets, interest rates and foreign currency exchange rates; (iii) increased or unanticipated competition for our properties; (iv) risks associated with acquisitions, dispositions and development of properties; (v) maintenance of real estate investment trust status, tax structuring and changes in income tax laws and rates; (vi) availability of financing and capital, the levels of debt that we maintain and our credit ratings; (vii) risks related to our investments in our co-investment ventures, including our ability to establish new co-investment ventures; (viii) risks of doing business internationally, including currency risks; (ix) environmental uncertainties, including risks of natural disasters; (x) risks related to the current coronavirus pandemic; and (xi) those additional factors discussed in reports filed with the Securities and Exchange Commission by us under the heading "Risk Factors." We undertake no duty to update any forward-looking statements appearing in this document except as may be required by law.

CONTACTS

Investors: Tracy Ward, +1 415 733 9565, tward@prologis.com, San Francisco

Media: Jennifer Nelson, +1 415 733 9409, jnelson2@prologis.com, San Francisco